EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 of our report dated January 18, 2000 relating to the consolidated financial statements of Heritage Financial Services, Inc. appearing in Old National Bancorp's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ HEATHCOTT & MULLALY, P.C.
Heathcott & Mullaly, P.C.
Brentwood, Tennessee
July 16, 2001